Exhibit 3.298

[Seal of the State of Nevada]	ROSS MILLER
Secretary of State
206 North Carson Street
	Carson City, Nevada 89701-4299	Filed in the office of	Document Number
	(775) 884 5708	/s/ Ross Miller	20080274432-92
	Website: secretaryofstate.biz	Ross Miller	Filing Date and Time
		Secretary of State	04/22/2008 11:25 AM
		State of Nevada	Entity Number
E0259232008-0

Articles of Organization Limited- Liability Company (PURSUANT TO NRS 86)

USE BLACK IN ONLY. DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited Liability Company. Illegible	DCH Lender, LLC				Check box # a Series Limited- Liability Company ☐

2. Resident Agent Name and Street Address: Illegible Nevada Illegible where process will be Illegible	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City	Nevada		89706
	(MANDATORY) Physical Street Address	City			Zip Code

	(OPTIONAL) Mailing Address	City		State	Zip Code

3. Dissolution Date (OPTIONAL Illegible Instructions)	Latest date upon which the company is to dissolve (If existence is not perpetual):				Perpetual

4. Management	Company shall be managed by
		☐ Manager(s)	OR	☒ Members
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	Harrah’s Operating Company, Inc.
Name
	One Caesars Palace Drive	Las Vegas	NV	89109
	Address	City	State	Zip Code

Name

	Address	City	State	Zip Code

Name

	Address	City	State	Zip Code

6. Name, Address and Signature of Organizer (attach additional page if more than 1)	Angela P. Winter	☒ /s/ Angela P.Winter
	Name	Signature
	One Harrah’s Court	Las Vegas	NV	89119
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company. CSC Services of Nevada, inc.
4.22.08
	☒ By: “illegible”			Date
Authorized Signature of R.A. or On Behalf of R.A. Company

This form must be accompanied by appropriate fees	Nevada Secretary of State Form LLC 2007 Revised on 01/01/07